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Eaton Vance Floating-Rate 2022 Target Term Trust

Eaton Vance 2021 Target Term Trust

Eaton Vance Municipal Income 2028 Term Trust

Eaton Vance National Municipal Opportunities Trust

Eaton Vance Tax-Advantaged Global Dividend Income Fund

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February 1, 2021

Dear Valued Consultant:

I am pleased to provide this update on the status and expected timing of the acquisition of Eaton Vance by Morgan Stanley announced on October 8, 2020. As announced, our Eaton Vance Management, Parametric, Atlanta Capital and Calvert investment affiliates will join Morgan Stanley Investment Management. Since the transaction announcement, we and Morgan Stanley have been actively engaged in joint business planning to seek to ensure a seamless transition and to lay the foundation for the premier global investment organization we aspire to create. Over recent months, we have connected with many of our clients and business partners to share our vision for the combined Eaton Vance and Morgan Stanley Investment Management, and to request the client consents and fund shareholder approvals that we need to close the transaction.

Morgan Stanley and Eaton Vance expect the transaction to be completed no later than early in the second quarter. Subject to the satisfaction of customary closing conditions, including receipt of necessary regulatory approvals and client consents, the transaction could take place as soon as March 1, 2021. In February, we will be reaching out to separate account clients and fund shareholders to secure the remaining consents and approvals we need to close the transaction. All of us at Eaton Vance are deeply grateful for your time and attention to this important matter.

Throughout this transition period, our investment teams and client representatives have remained singularly focused on providing the high-quality investment management services you have come to expect from us. Post-transaction, we look forward to continuing to serve you as part of Morgan Stanley Investment Management.

Thank you for your continued support.

Sincerely,

Thomas E. Faust Jr.

Chairman and Chief Executive Officer

Eaton Vance Corp.

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